UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2012

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34607	94-3180312
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of Incorporation)		Number)

7000 West William Cannon Austin, TX  78735

Austin, TX  78735

(Address of principal executive offices, including zip code)

(512) 391-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On January 17, 2012, the Board of Directors (the “Board”) of ArthroCare Corporation (the “Company”) appointed Todd Newton as the Company’s Chief Operating Officer, effective January 1, 2012.  Mr. Newton will also continue as the Company’s Senior Vice President and Chief Financial Officer.  Reference is made to the Company’s Proxy Statement on Schedule 14A filed March 23, 2011 for the disclosure required under Items 401(b), (d) and (e) of Regulation S-K, which is herein incorporated by reference.  There are no transactions in which Mr. Newton has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Newton’s appointment to the position of Chief Operating Officer, effective January 1, 2012, Mr. Newton’s annual salary is being increased from $336,500 to $370,200 and his annual target cash bonus is being increased from 50% to 60% of his annual salary.  Mr. Newton will continue to participate in the Company’s Long Term Incentive Program, as more fully described in the Company’s Item 5.02(e) Form 8-K filed on January 11, 2012.  Mr. Newton’s Employment Agreement with the Company effective April 2, 2009, as amended, has been amended to reflect the foregoing terms pursuant to the Second Amendment to Employment Agreement between ArthroCare Corporation and Todd Newton dated January 20, 2012 (the “Employment Agreement Amendment”).  The foregoing description of the Employment Agreement Amendment does not purport to be a complete description of the Employment Agreement Amendment and is qualified in its entirety by reference to the Employment Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Second Amendment to Employment Agreement between ArthroCare Corporation and Todd Newton, dated January 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: January 20, 2012	By:	/s/ David Fitzgerald
	Name:	David Fitzgerald
	Title:	President and Chief Executive
Officer

Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Employment Agreement between ArthroCare Corporation and Todd Newton, dated January 20, 2012.